EXHIBIT 10.16

William Lyon Homes, Inc.

Loan No. 906-0100

AGREEMENT FOR SIXTH MODIFICATION OF DEEDS OF TRUST AND OTHER LOAN INSTRUMENTS

This Agreement for Sixth Modification of Deeds of Trust and Other Loan Instruments (this “Sixth Modification”) is made as of November 14, 2003 by and between WILLIAM LYON HOMES, INC., a California corporation (“Borrower”) and GUARANTY BANK, a federal savings bank organized and existing under the laws of the United States (formerly known as “Guaranty Federal Bank, F.S.B.”) (“Lender”), with reference to the following facts:

A. Borrower and Lender entered into a Master Loan Agreement (the “Loan Agreement”) dated August 31, 2000, which provides for a loan of FIFTY-FIVE MILLION DOLLARS ($55,000,000.00) (the “Original Loan Amount”) to Borrower on the terms and conditions specified therein. The Loan is evidenced and secured by a revolving promissory note and other loan instruments (collectively, the “Loan Instruments”). The Loan Instruments, each executed by Lender and Borrower, were modified by:

(i) that certain Agreement for First Modification of Deeds of Trust and Other Loan Instruments dated June 8, 2001 (“First Modification”);

(ii) that certain Agreement For Second Modification of Deeds of Trust and Other Loan Instruments dated July 23, 2001 (“Second Modification”);

(iii) that certain Agreement for Third Modification of Deeds of Trust and Other Loan Instruments dated December 19, 2001, (“Third Modification”);

(iv) that certain Agreement for Fourth Modification of Deeds of Trust and Other Loan Instruments dated May 29, 2002 (“Fourth Modification”); and

(v) that certain Agreement for Fifth Modification of Deeds of Trust and Other Loan Instruments dated June 6, 2003.

Pursuant to the terms and provisions of the First Modification, the Original Loan Amount was increased, as evidenced by a certain Amended and Restated Revolving Promissory Note executed by Borrower for the benefit of lender and dated June 8, 2001 to the maximum principal amount of SIXTY-FIVE MILLION DOLLARS ($65,000,000.00). Pursuant to the terms and provisions of the Fourth Modification, the Loan was increased, as evidenced by a certain Amended and Restated Revolving Promissory Note executed by Borrower for the benefit of Lender and dated May 29, 2002 to the maximum principal amount of SEVENTY-FIVE MILLION DOLLARS ($75,000,000.00) (the “Loan”). Upon full execution, this Sixth Modification shall constitute one of the Loan Instruments. All defined terms used in this Sixth Modification shall have the meanings ascribed to them in the Loan Agreement unless the context requires otherwise.

B. At Borrower’s request, Lender has agreed to modify one or more of the Loan Instruments, as herein provided.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein, the parties hereby agree as follows:

1. Modifications. The Loan Instruments specified in Exhibit “A” attached hereto and incorporated herein by this reference are modified as set forth therein, effective upon timely satisfaction of the conditions set forth in Section 2 below. As used in this Sixth Modification and the attached Exhibit “A,” the term “Deeds of Trust” refers to the Construction Deeds of Trust (With Security Agreement, Fixture Filing and Assignment of Rents and Leases) (“Deed of Trust”), each executed by Borrower for the benefit of Lender:

    (1) (1026) a certain Deed of Trust dated November 7, 2000 and recorded in the Official Records of Maricopa County, Arizona on November 13, 2000, as Instrument No. 2000-0869149;

    each as modified by the First Modification and evidenced by the Memorandums of First Modification of Deeds of Trust and Other Loan Instruments dated June 8, 2001 and recorded in the Official Records of:

(a)	Orange County, California on July 20, 2001, as Instrument No. 2001-0492777;
(b)	San Diego County, California on July 20, 2001, as Instrument No. 2001-0505154;
(c)	San Joaquin County, California on July 24, 2001, as Instrument No. 2001-01116593;
(d)	Riverside County, California on August 6, 2001 as Instrument No. 368935;
(e)	San Bernardino County, California on October 16, 2001 as Instrument No. 2001-0470256; and
(f)	Maricopa County, California on July 20, 2001, as Instrument No. 2001-0652927;

    as modified by the Second Modification and evidenced by the Memorandums of Second Modification of Deeds of Trust and Other Loan Instruments dated July 23, 2001 and recorded in the Official Records of:

(g)	Orange County, California on August 31, 2001, as Instrument No. 2001-0614957;
(h)	San Diego County, California on August 31, 2001, as Instrument No. 2001-0626061;
(i)	San Joaquin County, California on August 31, 2001, as Instrument No. 2001-01144060;
(j)	Riverside County, California on August 31, 2001 as Instrument No. 426142;
(k)	San Bernardino County, California on August 31, 2001 as Instrument No. 2001-401382; and
(l)	Maricopa County, California on August 31, 2001, as Instrument No. 2001-0810003;

    (2) (1060) a certain Deed of Trust dated September 10, 2001 and recorded in the Official Records of Stanislaus County, California on October 12, 2001, as Instrument No. 2001-0121877-00;;

    (3) (1061) a certain Deed of Trust dated October 10, 2001 and recorded in the Official Records of Clark County, Nevada on October 19, 2001 as Instrument No. 1893-20011019;;

    (4) (1081) a certain Deed of Trust dated March 25, 2002 and recorded in the Official Records of Clark County, Nevada on April 5, 2002, as Instrument No. 2444-20020405;

    (5) (1082) a certain Deed of Trust dated May 10, 2002 and recorded in the Official Records of Clark County, Nevada on August 28, 2002 as Instrument No. 00678-20020828;

    each as modified by the Third Modification dated December 19, 2001;

    as modified by the Fourth Modification and evidenced by the Memorandums of Fourth Modification of Deeds of Trust and Other Loan Instruments dated May 29, 2002 and recorded in the Official Records of:

(m)	Orange County, California on June 19, 2002, as Instrument No. 2002-0512402;
(n)	San Diego County, California on June 9, 2002, as Instrument No. 2002-0516959;
(o)	San Joaquin County, California on June 19, 2002 as Instrument No. 2002- 104493;
(p)	Maricopa County, Arizona on June 19, 2002 as Instrument No. 2002-0622784;
(q)	Stanislaus County, California on June 19, 2002 as Instrument No. 2002-0078803; and
(r)	Clark County, Nevada on June 19, 2002 as Instrument No. 00696 – Book L0020619;

    (6) (1083) a certain Deed of Trust dated June 7, 2002 and recorded in the Official Records of Orange County, California on June 20, 2002 as Instrument No. 2002-0519877;

    (7) (1085) a certain Deed of Trust dated September 9, 2002 and recorded in the Official Records of Orange County, California on September 26, 2002 as Instrument No. 2002-0824940;

    (8) (1084) a certain Deed of Trust dated October 16, 2002 and recorded in the Official Records of Contra Costa County, California on October 29, 2002 as Instrument No. 2002-0395911-00;

    (9) (2151) a certain Deed of Trust dated November 22, 2002 and recorded in the Official Records of Santa Clara County, California on January 17, 2003 as Instrument No. 2003-16756674;

    (10) (2146) a certain Deed of Trust dated December 2, 2002 and recorded in the Official Records of Riverside County, California on December 20, 2002 as Instrument No. 2002-763759;

    (11) (1087 & 2150) a certain Deed of Trust dated December 2, 2002 and recorded in the Official Records of San Joaquin County, California on December 16, 2002 as Instrument No. 2002-225771;

    (12) (1086) a certain Deed of Trust dated December 2, 2002 and recorded in the Official Records of San Joaquin County, California on December 16, 2002 as Instrument No. 2002-225770;

    (13) (2161) a certain Deed of Trust dated December 6, 2002 and recorded in the Official Records of Maricopa County, Arizona on December 13, 2002 as Instrument No. 2002-1342236;

    (14) (2156) a certain Deed of Trust dated December 6, 2002 and recorded in the Official Records of San Diego County, California on December 13, 2002 as Instrument No. 2002-1136706;

    (15) (1088) a certain Deed of Trust dated December 13, 2002 and recorded in the Official Records of Orange County, California on December 19, 2002 as Instrument No. 2002-001166163;

    (16) (1091) a certain Deed of Trust dated December 11, 2002 and recorded in the Official Records of Santa Clara County, California on January 17, 2003 as Instrument No. 2003-16756672;

    (17) (1089 & 1090) a certain Deed of Trust dated January 3, 2003 and recorded in the Official Records of Contra Costa County, California on January 7, 2003 as Instrument No. 2003-0008162-00;

    (18) (2162) a certain Deed of Trust dated January 9, 2003 and recorded in the Official Records of Maricopa County, Arizona on January 15, 2003 as Instrument No. 2003-0052171;

    (19) (2170) a certain Deed of Trust dated February 11, 2003 and recorded in the Official Records of Riverside County, California on February 18, 2003 as Instrument No. 2003-110833;

    (20) (1092) a certain Deed of Trust dated February 12, 2003 and recorded in the Official Records of Maricopa County, Arizona on February 28, 2003 as Instrument No. 2003-0243533.

    (21) (2169) a certain Deed of Trust dated March 5, 2003 and recorded in the Official Records of Orange County, California on April 3, 2003 as Instrument No. 2003-000369460;

    (22) (1093) a certain Deed of Trust dated March 10, 2003 and recorded in the Official Records of Orange County, California on March 20, 2003 as Instrument No. 2003-000302730;

    (23) (2171) a certain Deed of Trust dated March 10, 2003 and recorded in the Official Records of Riverside County, California on April 30, 2003 as Instrument No. 2003-308054;

    (24) (1094 & 1095) a certain Deed of Trust dated March 21, 2003 and recorded in the Official Records of Maricopa County, Arizona on March 31, 2003 as Instrument No. 2003-0397979;

    (25) (2179) a certain Deed of Trust dated April 3, 2003 and recorded in the Official Records of San Diego County, California on April 7, 2003 as Instrument No. 2003-0385270;

    (26) (2177) a certain Deed of Trust dated April 7, 2003 and recorded in the Official Records of Santa Clara County, California on April 15, 2003 as Instrument No. 2003-16965809;

    (27) (2178) a certain Deed of Trust dated April 7, 2003 and recorded in the Official Records of Santa Clara County, California on April 15, 2003 as Instrument No. 2003-16965811;

    (28) (1096 & 1097) a certain Deed of Trust dated April 21, 2003 and recorded in the Official Records of Maricopa County, Arizona on April 30, 2003 as Instrument No. 2003-0544753;

    (29) (2182) a certain Deed of Trust dated May 19, 2003 and recorded in the Official Records of Riverside County, California on June 3, 2003 as Instrument No. 2003-399559; and

    (30) (1099 & 1100) a certain Deed of Trust dated May 23, 2003 and recorded in the Official Records of Maricopa County, Arizona on May 30, 2003 as Instrument No. 2003-0690830;

    each as modified by the Fifth Modification and evidenced by the Memorandums of Fifth Modification of Deeds of Trust and Other Loan Instruments dated June 6, 2003 and recorded in the Official Records of:

(s)	Orange County, California on June 13, 2003, as Instrument No. 2003-000696239;
(t)	San Diego County, California on June 13, 2003, as Instrument No. 2003-0701777;
(u)	San Joaquin County, California on June 17, 2003 as Instrument No. 2003-131447;
(v)	Maricopa County, Arizona on June 13, 2003 as Instrument No. 2003-0769110;
(w)	Stanislaus County, California on June 17, 2003 as Instrument No. 2003-009720100; and
(x)	Clark County, Nevada on June 13, 2003 as Instrument No. 2003-0613-02716;
(y)	Riverside County, California on June 13, 2003 as Instrument No. 2003-438782;

(z)	Santa Clara County, California on June 16, 2003 as Serial No. 17110264; and
(aa)	Contra Costa County, California on June 16, 2003 as Instrument No. 280094;

    (31) (1104) a certain Deed of Trust dated May 28, 2003 and recorded in the Official Records of Orange County, California on June 12, 2003 as Instrument No. 2003-000684758;

    (32) (1105) a certain Deed of Trust dated June 3, 2003 and recorded in the Official Records of Contra Costa County, California on June 13, 2003 as Series No. 2003-278107;

    (33) (1103) a certain Deed of Trust dated June 13, 2003 and recorded in the Official Records of Orange County, California on July 11, 2003 as Instrument No. 2003-000819535;

    (34) (1101 & 1102) a certain Deed of Trust dated June 13, 2003 and recorded in the Official Records of Clark County, Nevada on July 7, 2003 as Instrument No. 20030707-01318;

    (35) (1108 & 1109) a certain Deed of Trust dated June 17, 2003 and recorded in the Official Records of Maricopa County, Arizona on June 30, 2003 as Instrument No. 2003-0852310;

    (36) (1106) a certain Deed of Trust dated June 18, 2003 and recorded in the Official Records of Orange County, California on July 2, 2003 as Instrument No. 2003-000779063;

    (37) (1107) a certain Deed of Trust dated June 18, 2003 and recorded in the Official Records of Orange County, California on July 2, 2003 as Instrument No. 2003-000781409;

    (38) (1110 & 1111) a certain Deed of Trust dated July 21, 2003 and recorded in the Official Records of Maricopa County, Arizona on July 31, 2003 and August 16, 2003 as Instrument No. 2003-1025805;

    (39) (2193) a certain Deed of Trust dated July 31, 2003 and recorded in the Official Records of San Joaquin County, California on August 12, 2003 as Instrument No. 2003-181847;

    (40) (2194) a certain Deed of Trust dated August 6, 2003 and recorded in the Official Records of Santa Clara County on August 15, 2003 as Instrument No. 2003-1727295;

    (41) (1112 & 1113) a certain Deed of Trust dated August 25, 2003 and recorded in the Official Records of Maricopa County, Arizona on August 29, 2003 as Instrument No. 2003-1212634;

    (42) (2198) a certain Deed of Trust dated September 3, 2003 and recorded in the Official Records of Riverside County, California on September 16, 2003 as Instrument No. 2003-718387;

    (43) (2195) a certain Deed of Trust dated September 3, 2003 and recorded in the Official Records of Santa Clara County, California on September 15, 2003 as Instrument No. 2003-17345667;

    (44) (2199) a certain Deed of Trust dated September 9, 2003 and recorded in the Official Records of Maricopa County, Arizona on September 16, 2003 as Instrument No. 2003-1297882;

    (45) (1114 & 1115) a certain Deed of Trust dated September 22, 2003 and recorded in the Official Records of Maricopa County, Arizona on September 30, 2003 as Instrument No. 2003-1371575;

    (46) (2204) a certain Deed of Trust dated October 7, 2003 and recorded in the Official Records of Riverside County, California on October 16, 2003 as Instrument No. 2003-815553;

    (47) (1117) a certain Deed of Trust dated October 7, 2003 and recorded in the Official Records of Orange County, California on October 23, 2003 as Instrument No. 2003-001308789;

    (48) (1119 & 1120) a certain Deed of Trust dated October 21, 2003 and recorded in the Official Records of Maricopa County, Arizona on October 31, 2003 as Instrument No. 2003-1518590; and

    (49) (2206) a certain Deed of Trust dated November 12, 2003 and recorded in the Official Records of Riverside County, California on November 14, 2003 as Instrument No. 2003-901911.

2. Conditions. The modifications of Section 1 above shall take effect only upon Borrower’s satisfaction, at its expense, of all of the following conditions not later than the date of this Sixth Modification:

    (a) if required by Lender, delivery to Lender of one or more endorsements to the Title Policy (whether one or more) insuring the lien of the Deeds of Trust as may be required by Lender, all in form and of content acceptable to Lender, insuring that, except as set forth in this Sixth Modification, the priority of such lien is unaffected by the modifications set forth herein and that the Title Policy insuring the Deeds of Trust remains in full force and effect in the full amount of the Loan;

    (b) if required by Lender, delivery to Lender of one or more duly executed recordable memorandums of this Sixth Modification (collectively, the “Sixth Memorandum”);

    (c) satisfaction of such other conditions as may be set forth on Exhibit “B” attached hereto and incorporated herein by this reference, if any; and

    (d) if the Loan has been guarantied (or indemnities given) or if there are junior liens encumbering the property which is encumbered by the Deeds of Trust, delivery to Lender of duly executed consents to the modifications set forth in this Sixth Modification by the guarantor(s) and/or junior lienors, as applicable, as may be set forth in Exhibit “C” attached hereto or as may be attached to the Sixth Memorandum, each incorporated herein by this reference.

3. Representations and Warranties. Borrower hereby represents and warrants that no default, event of default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Instruments; and all representations and warranties herein and in the other Loan Instruments are true and correct, which representations and warranties shall survive execution of this Sixth Modification. All parties who execute this Sixth Modification and any other documents required hereunder on behalf of Borrower represent and warrant that they have full power and authority to execute and deliver such documents, and that all such documents are enforceable in accordance with their terms. As of the date of this Sixth Modification, Borrower hereby acknowledges and agrees that it has no defenses, offsets or claims against Lender or the enforcement of the Loan Instruments and that Lender has not waived any of its rights or remedies under any such documents.

4. No Impairment. Except as expressly provided herein, nothing in this Sixth Modification shall alter or affect any provision, condition or covenant contained in the Loan Instruments or affect or impair any of Lender’s rights, powers or remedies thereunder. It is the intent of the parties hereto that the provisions of the Loan Instruments shall continue in full force and effect except as expressly modified hereby.

5. Miscellaneous. This Sixth Modification and the other Loan Instruments shall be governed by and interpreted in accordance with the laws of the State of California, except as they may be preempted by federal law. In any action brought or arising out of this Sixth Modification or the Loan Instruments, Borrower, and, if applicable, the general partners, members and joint venturers of Borrower, hereby consent to the jurisdiction of any federal or state court having proper venue within the State of California and also consent to the service of process by any means authorized by California or federal law. The headings used in this Sixth Modification are for convenience only and shall be disregarded in interpreting the substantive provisions of this Sixth Modification. Time is of the essence of each term of the Loan Instruments, including this Sixth Modification. If any provision of this Sixth Modification or any of the other Loan Instruments shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof. This Sixth Modification may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same Sixth Modification.

6. Integration; Interpretation. The Loan Instruments, including this Sixth Modification, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations. The Loan Instruments shall not be modified except by written instrument executed by all parties. Any reference to the Loan Instruments in any of the Loan Instruments includes this Sixth Modification and any amendments, renewals or extensions approved by Lender hereunder.

IN WITNESS WHEREOF, this Agreement for Sixth Modification of Deeds of Trust and Other Loan Instruments is executed as of the date first hereinabove written.

LENDER:	GUARANTY BANK, a federal savings bank organized and existing under the laws of the United States

	By:	/s/ JON M. LARSON
	Name: Title:	Jon M. Larson Senior Vice President

BORROWER:	WILLIAM LYON HOMES, INC., a California corporation

	By:	/s/ MICHAEL D. GRUBBS
	Name: Title:	Michael D. Grubbs Senior Vice President and Chief Financial Officer

	By:	/s/ RICHARD S. ROBINSON

	Name: Title:	Richard S. Robinson Senior Vice President

William Lyon Homes, Inc.

Loan No. 906-0100

EXHIBIT “A”

AGREEMENT FOR SIXTH MODIFICATION OF DEEDS OF TRUST AND OTHER LOAN INSTRUMENTS

(Modifications)

Loan Instrument Modified	Modification

1. Revolving Promissory Note	(i) The Note is hereby amended and restated in the form attached hereto as Exhibit “A-1”.

2. Loan Agreement

(i)     The introductory paragraph is hereby amended so that all references to the “Loan Amount” shall be deemed to refer to the amount of ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000.00) and all references in the Loan Agreement to the maximum principal amount of the Loan shall be deemed to refer to such amount.

(ii)    Paragraph 2.1(a). Paragraph 2.1(a) is hereby amended to refer to the Third Amended and Restated Promissory Note in the principal amount of ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000.00), in the form attached hereto as Exhibit “A-1”.

(iii) Paragraph 8. The foregoing is hereby amended as follows:

         Notwithstanding the foregoing provisions of this Paragraph 8, but subject to all other provisions of this Loan Agreement, the aggregate amount of Loan Allocations for Properties included in the Borrowing Base may exceed the Loan Amount; provided, however, (i) in no event shall such aggregate amount of all Loan Allocations exceed an amount equal to ONE HUNDRED FORTY MILLION DOLLARS ($140,000,000.00) at any time, and (ii) in no event shall the outstanding principal balance of the loan exceed the Loan Amount.

(iv)   Paragraph 19. The foregoing is hereby amended to delete the existing reference to the Facility Fee and replace the same with “THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000.00)” (to be adjusted for amounts previously paid in June 2003, but not earned by Lender).

(v) New Paragraph 23. A new Paragraph 23 is hereby added to the Loan Agreement to read in full as follows:

“23. Letters of Credit. Borrower may request Lender’s issuance of letters of credit under the Loan in accordance with the following:

23.1 Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement applicable to Disbursements, any additional agreements, instruments and undertakings required by Lender in connection with its issuance of letters of credit generally (collectively, the “Letter of Credit Agreements”), and the conditions and procedures set forth in this Agreement, Lender agrees to issue, from time to time, letters of credit (the “Letters of Credit”) upon the request by and for the account of Borrower. The maximum face amount of Letters of Credit outstanding at any time shall not exceed Twenty Million Dollars ($20,000,000).

(a) Conditions. The conditions precedent to the issuance of each Letter of Credit are all of the following:

(i) the face amount of the Letter of Credit shall not exceed the then available Borrowing Base;

(ii) Borrower shall have executed and delivered to Lender any required Letter of Credit Agreements;

(iii) No Letter of Credit shall have a term exceeding three hundred sixty-four (364) days or ending on a date after the Maturity Date;

(iv) No Letter of Credit shall have any “evergreen” or similar provisions requiring renewal thereof;

(v)    Lender shall have received, in immediately available funds, a Letter of Credit fee of fifteen one-hundredths of one percent (0.15%) of the face principal amount of the Letter of Credit; such fee may be paid from a Disbursement, if all other conditions precedent to a Disbursement are satisfied;

(vi) No Default or Event of Default has occurred and is continuing; and

(vii) All policies, procedures and requirements of Lender in effect from time to time for issuance of Letters of Credit shall have been satisfied.

(b)    Procedure. To obtain a Letter of Credit, Borrower shall deliver a written request for a Letter of Credit, specifying all material terms of such Letter of Credit, not later than fourteen (14) days prior to the date requested for issuance of such Letter of Credit. Lender will process the Letter of Credit request as an application in accordance with its policies, procedures and requirements then in effect. If the application meets Lender’s requirements and is within Lender’s policies then in effect, the conditions set forth in Paragraph 23.1(a) above are satisfied and all other conditions to Disbursement set forth in this Agreement are satisfied, then Lender will issue the requested Letter of Credit.

23.2   Letter  of  Credit  Reimbursement  Obligations. Borrower’s obligations under this Agreement and any Letter of Credit Agreement to reimburse Lender for any drawings under any Letter of Credit and to repay Lender in the full amount of any draws under any Letter of Credit (collectively “Reimbursement Obligation”) are absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim, or defense to payment which Borrower may have or have had against Lender or any beneficiary of the Letter of Credit, including any defense or other matter described in Paragraph 23.3 below.

23.3   Nature of Letter of Credit Reimbursement Obligations. Borrower shall assume all of the risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Lender shall not be responsible for (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the issuance of any Letter of Credit, even if such document should in fact prove to be, in any or all respects, invalid, insufficient, inaccurate, fraudulent or forged; (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (c) the failure of any beneficiary of any Letter of Credit to comply fully with the terms or conditions required in order to demand payment under a Letter of Credit; (d) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telecopy, telex or otherwise; (e) any loss or delay in the transmission or otherwise of any document or draft required by or from a beneficiary to make a disbursement under a Letter of Credit or the proceeds thereof; or (f) any nonapplication or misapplication by the beneficiary of the Letter of Credit of proceeds of such payment; or (g) the legality, validity, form, regularity or enforceability of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to Lender hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any act taken or omitted to be taken by Lender in good faith shall be binding upon Borrower and shall not put Lender under any resulting liability to Borrower.

23.4   Interest on Letter of Credit Amounts. From and after the date of issuance of any Letter of Credit until the expiration or cancellation thereof, interest shall accrue and be payable on the full amount available for draws under such Letter of Credit at the applicable Euro-Dollar Base Rate (as defined in the Note), subject to all the terms and provisions of the Note.”

(vi) New Paragraph 24. A new Paragraph 24 is hereby added to the Loan Agreement to read in full as follows:

“24. Increase in Availability. Notwithstanding any provision to the contrary in this Agreement or the Note, the amount of Twenty-Five Million Dollars ($25,000,000.00) (the “Restricted Availability Amount”) of the Loan Amount shall not be available for Disbursement, and the Loan Amount shall be limited to and shall not exceed the outstanding principal amount of One Hundred Million Dollars ($100,000,000.00), unless and until Borrower has requested in writing that Lender permit that the Restricted Availability Amount be made available to Borrower for Disbursements and Lender has consented thereto. Lender’s consent to make available the Restricted Availability Amount may be given or withheld in its sole discretion. Lender’s failure to provide written approval of Borrower’s request to make available the Restricted Availability Amount within sixty (60) days of receipt of such request shall be deemed Lender’s disapproval thereof. All terms and provisions of this Agreement and the other Loan Instruments shall apply to all Disbursements of the Restricted Availability Amount in the event the same is made available for Disbursement. Concurrent with any consent of Lender to make available the Restricted Availability Amount, and as a condition thereto, Borrower shall pay the Facility Fee applicable to the Restricted Availability Amount on a pro rata basis, as specified below. Borrower shall execute and deliver such additional instruments, agreements and undertakings required by Lender in connection with making available the Restricted Availability Amount, and Borrower shall be responsible for payment of all costs and expenses incurred by Lender, including reasonable attorneys fees and costs and costs of any title endorsements, in connection therewith. At such time as the Restricted Availability Amount is made available to Borrower as hereinabove provided, if at all, the following shall apply to Disbursements under the Loan:

i) Maximum Loan Allocations, as provided in Paragraph 8 of this Loan Agreement, shall not exceed an aggregate of One Hundred Seventy-Five Million Dollars ($175,000,000.00);

(ii)    Maximum Loan Allocations for Lots Under Development and Finished Lots (as each such term is defined in the Specific Loan Terms), shall not exceed an aggregate of Fifty-Five Million Dollars ($55,000,000.00);

(iii) The maximum number of Residences at any one time in all Approved Subdivisions shall be limited to eight hundred (800) Residences; and

(iv)   Borrower shall pay to Lender the amount of Eighty-Seven Thousand Five Hundred Dollars ($87,500.00) per annum, representing the increase in the Facility Fee attributable to the Restricted Availability Amount, as a condition to Lender’s making available the Restricted Availability Amount as contemplated hereinabove.”

(vii) New Paragraph 25. A new Paragraph 25 is hereby added to the Loan Agreement to read in full as follows:

“25. Patriot Act Notification. The following notification is provided to Borrower pursuant to Section 3.26 of the U.S. Patriot Act of 2001, 31 U.S.C. Section 5318:

(a)    Procedures for Opening a New Account. To help the United States Government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions, including Lender, to obtain, verify and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, or extension of credit or other financial services product (collectively, an “Account”).

(b)    Requirements. Upon any opening of an Account by any party thereto (a “Party”), if the Party is an individual, Lender will ask for the Party’s name, taxpayer identification number, residential address, date of birth, and other information that allow Lender to identify the Party, and, if the Party is not an individual, Lender will ask for the Party’s name, taxpayer identification number, business address and other information that will allow Lender to identify the Party. Lender may also ask, if the Party is an individual, to see the Party’s driver’s license or other identifying documents, and, if the Party is not an individual, to see the Party’s legal organizational documents or other identifying documents.”

(viii) New Paragraph 26. A new Paragraph 26 is hereby added to the Loan Agreement to read in full as follows:

“26. Confidentiality. Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties hereto acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated by the Loan Documents (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all parties as required, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, with regard to the confidentiality of a communication relating to the transactions contemplated by the Loan Documents, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing. The foregoing acknowledgements and agreements shall also apply to any state tax or treasury regulations similar or analogous to the federal regulations referenced hereinabove.”

3. Exhibit “A” to Master Loan Agreement	(i) Paragraph 4 – Lot/Residence Limitation. Paragraph 4(A)(i) is hereby amended and restated to read in full as follows:

Maximum number of Residences at any one time in all Approved Subdivisions: Seven Hundred (700)

A new subsection B.(v) is hereby added to read in full as follows:

Spec Residences – Las Vegas, Nevada: Aggregate maximum number of Specs in all
Approved Subdivisions located in Las Vegas, Nevada:
Sixty (60)

E.(i) Maximum Loan Allocations
(i) For Finished Lots and Lots Being Actively Developed in any Subdivision:

Maximum Loan Allocation: $44,000,000

Maximum Loan Allocation Per Project: $15,000,000

E.(ii) Subsection E.(ii) is hereby amended and restated in its entirety to read as follows:

         Maximum Loan Allocations - Las Vegas, Nevada

(ii)    For Finished Lots and Lots Being Developed in any Subdivision in Las Vegas, Nevada:

Loan Allocation Per Approved Subdivision: $15,000,000

Maximum Loan Allocations in Las Vegas: $30,000,000

E.(iii) Maximum Loan Allocations for Residences priced between $701,000 –$1,500,000 shall be limited to a maximum of fifteen percent (15%) of all Loan Allocations.

E.(iv) Maximum Loan Allocations for attached Residences shall not exceed twenty percent (20%) of all Loan Allocations.

(ii)    Paragraph 16. Additional Loan Covenants. Subsection B is hereby deleted in its entirety and Subsection G is hereby amended and restated in its entirety, and a new subsection K is hereby added to read in full as follows:

G. Guarantor covenants and agrees to at all times maintain a limitation on investments in joint ventures to fifty percent (50%) of Guarantor’s Tangible Net Worth.

K. At all times the ratio of EBITDA to debt service on Indebtedness shall not be less than 2.0 or more for a rolling four-quarter basis.

For purposes of this covenant, the following terms shall have the definitions hereby stated:

         “EBITDA” – With respect to any person, means, as of any date of determination, and for the relevant period, the sum of that person’s income from all operations, increased by the sum of all expenses recognized by that person in the computation of that person’s Net Income (determined according to GAAP) for all interest, taxes, depreciation and amortization.

4. Deeds of Trust

(i)     Section 1.1 of the Deeds of Trust is hereby modified to provide that the reference therein to the “Note” shall refer to that certain Third Amended and Restated Revolving Promissory Note dated November 14, 2003, executed by Trustor in favor of Beneficiary in the stated principal amount of ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000.00). All other provisions of Section 1.1 shall remain the same.

5. Other Loan Instruments

(i)     All references to the Loan in all of the Loan Instruments and in any other instruments or agreements evidencing or securing the Loan which are not expressly referenced as modified under this Sixth Modification, shall be deemed to refer to the principal amount of ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000.00) and all references to the Note therein shall be deemed to refer to the Third Amended and Restated Revolving Promissory Note dated November 14, 2003, executed by Borrower in favor of Lender in the stated principal amount of ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000.00).

William Lyon Homes, Inc.

Loan No. 906-0100

EXHIBIT “A-1”

AGREEMENT FOR SIXTH MODIFICATION OF DEEDS OF TRUST AND OTHER LOAN INSTRUMENTS

(Form of Amended and Restated Note)

William Lyon Homes, Inc.

Loan No. 906-0100

THIRD AMENDED AND RESTATED REVOLVING PROMISSORY NOTE

$125,000,000.00	November 14, 2003

FOR VALUE RECEIVED, the undersigned, jointly and severally if more than one, promise to pay to the order of GUARANTY BANK, a federal savings bank organized and existing under the laws of the United States (formerly known as “Guaranty Federal Bank, F.S.B.”), at its principal offices at 8333 Douglas Avenue, Dallas, Texas 75225, or at such other place as the holder hereof may from time to time designate, the principal sum of ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000.00), or so much thereof as may be disbursed, with interest on the maximum principal balance from time to time remaining unpaid prior to default or maturity at the rate hereinafter provided, interest only being payable on the first day of each month commencing December 1, 2003, and continuing until and including the Maturity Date (defined below), when the unpaid principal balance of this Third Amended and Restated Revolving Promissory Note (this “Note”), together with all accrued and unpaid interest, shall be due and payable. The “Maturity Date” shall be the date which is the Required Release Date for the final Residence or Lot located in the final Approved Subdivision whose construction was financed with proceeds of the Loan pursuant to the Loan Agreement (as defined below). All terms with initially capitalized letters used in this Note shall have the meanings ascribed to them in the Loan Agreement unless otherwise indicated in this Note.

Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of the Loan Agreement, provided that the outstanding principal balance of this Note shall at no time exceed the principal amount stated above, and Borrower shall have no right to borrow or reborrow amounts under this Note for the construction of Residences for which no prior Disbursements have been made under the Loan Agreement from and after three hundred sixty-four (364) days from the Recordation of the Memorandum of Sixth Modification of Deeds of Trust and Other Loan Instruments (the “Facility Expiration Date”), subject to renewal as provided under the Loan Agreement. The unpaid principal balance of this obligation at any time shall be the total amounts disbursed hereunder by the holder hereof less the amount of principal payments made hereon by or for Borrower, which principal balance may be endorsed hereon from time to time by the holder.

Disbursements hereunder, to the total amount of the principal sum stated above, may be made by the holder at the written request of Borrower or at the written request of those authorized by Borrower to request Disbursements and direct the disposition of any such Disbursements until written notice of the revocation of such authority is received by the holder at the office designated above. Any such Disbursements shall be conclusively presumed to have been made to or for the benefit of Borrower when the holder believes in good faith that such requests and directions have been made by authorized persons or when said Disbursements are deposited to the credit of any account of Borrower with the holder, regardless of the fact that persons other than those authorized hereunder may have authority to draw against such account.

As herein provided, the unpaid Principal Amount (hereafter defined) of this Note (or portions thereof) from time to time outstanding shall bear interest prior to the Maturity Date at a varying rate of interest per annum equal to, at Borrower’s option, (i) the Base Rate Spread (as hereafter defined) or (ii) the applicable Euro-Dollar Base Rate (hereafter defined) (as elected in the manner specified in this Note), provided that in no event shall the Applicable Rate (hereafter defined) exceed the Maximum Rate (hereafter defined). Notwithstanding the foregoing, if at any time the Applicable Rate exceeds the Maximum Rate, the rate of interest payable under this Note shall be limited to the Maximum Rate, but any subsequent reductions in the Base Interest Rate or the Euro-Dollar Base Rate, as the case may be, shall not reduce the Applicable Rate below the Maximum Rate until the total amount of interest accrued on this Note equals the total amount of interest which would have accrued at the Applicable Rate if the Applicable Rate had at all times been in effect. Interest on this Note, shall be calculated at a daily rate equal to 1/360 of the annual percentage rate stated above, subject to the provisions hereof specifying the maximum amount of interest which may be charged or collected hereunder.

As used in this Note, the following terms shall have the meanings indicated opposite them:

“Additional Costs”: As defined below in this Note.

“Applicable Rate”: The Base Interest Rate (as to that portion of Principal Amount bearing interest at the Base Interest Rate) and the Euro-Dollar Base Rate (as to each Euro-Dollar Amount) as elected in the manner specified in this Note.

“Assessments”: Any impositions or assessments imposed on Lender with respect to any Euro-Dollar Amount for insurance or other fees, assessments and/or surcharges.

“Base Interest Rate”: The Base Rate plus the Base Rate Spread, expressed as a per annum rate of interest.

“Base Rate”: The base rate announced or published from time to time by Guaranty Bank, which rate may not be the lowest rate charged by Guaranty Bank; it being understood and agreed that the Base Rate shall increase or decrease, as the case may be, from time to time as of the effective date of each change in such rate, and may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general.

“Base Rate Spread”: The percentage rate to be added to the Base Rate to determine the Base Interest Rate, calculated as follows, and effective on the first (1st) day of the month following Lender’s receipt of Borrower’s quarterly Financial Statement pursuant to the Loan Agreement, which receipt shall be not later than fifteen (15) days prior to an applicable change to the Base Rate Spread, keyed to Borrower’s then ratio of total liabilities to Tangible Net Worth:

Ratio of Total Liabilities To Tangible Net Worth	Base Spread Rate
3.25 – 3.00 to 1	0.10%
2.99 - 2.50 to 1	0.00%
2.49 - 2.00 to	0.00%

“Default Rate”: As defined below in this Note.

“Euro-Dollar Amount”: Each portion of the Principal Amount bearing interest at the applicable Euro-Dollar Base Rate pursuant to a Euro-Dollar Rate Request. There shall be no more than three (3) portions of the Principal Amount bearing interest at an applicable Euro-Dollar Base Rate outstanding at any time.

“Euro-Dollar Business Day”: Any day on which commercial banks are open for domestic and international business (including dealings in U.S. Dollar deposits) in New York City and Dallas, Texas.

“Euro-Dollar Rate Request”: Borrower’s telephonic notice (to be promptly confirmed in a written notice which must be received by Lender before such Euro-Dollar Rate Request will be put into effect by Lender), to be received by Lender by twelve o’clock noon (Dallas, Texas time) three (3) Euro-Dollar Business Days prior to the last day of the relevant Interest Period specified in the Euro-Dollar Rate Request for the commencement of the Interest Period, of (a) its intention to have (1) all or any portion of the Principal Amount which is not then the subject of an Interest Period (other than an Interest Period which is terminating on such Euro-Dollar Business Day), and/or (2) all or any portion of any Disbursement of Loan proceeds which is to be made on such Euro-Dollar Business Day, bear interest at the Euro-Dollar Base Rate and (b) the Interest Period desired by Borrower in respect to the amount specified. There shall be no more than three (3) such requests for an election outstanding at any time.

“Euro-Dollar Rate Request Amount”: The amount, to be specified by Borrower in each Euro-Dollar Rate Request and stated in increments of FIFTY THOUSAND DOLLARS ($50,000.00), which Borrower desires to bear interest at the Euro-Dollar Base Rate; provided, however, in no event shall any such amount be less than FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) in each instance.

“Euro-Dollar Reference Source”: The display for Euro-Dollar rates provided on The Bloomberg (a data service), viewed by accessing Page One (1) of the global deposits segment of money market rates (or such other page as may replace Page One (1) for the purposes of displaying Euro-Dollar rates); or, at the option of Lender the display for Euro-Dollar rates on such other service selected from time to time by Lender and determined by Lender to be comparable to The Bloomberg, which other service may include Reuters Monitor Money Rates Service.

“Euro-Dollar Base Rate”: With respect to any Euro-Dollar Amount, the rate per annum (expressed as a percentage) determined by Lender to be equal to the sum of (a) the quotient of the Euro-Dollar Rate for the applicable Euro-Dollar Amount and the applicable Interest Period, divided by (1 minus the applicable Reserve Requirement), rounded up to the nearest 1/100 of 1%, plus (b) the applicable Assessments, plus (c) a percentage rate calculated as follows, and effective on the first (1st) day of the month following Lender’s receipt of Borrower’s quarterly Financial Statement pursuant to the Loan Agreement, which receipt shall be not later than fifteen (15) days prior to an applicable change to the Euro-Dollar Base Rate, keyed to Borrower’s then ratio of total liabilities to Tangible Net Worth:

Ratio of Total Liabilities To Tangible Net Worth	Euro-Dollar Base Rate
3.25 – 3.00 to 1	2.60%
2.99 –2.50 to 1	2.50%
2.49 - 2.00 to 1	2.40%

“Euro-Dollar Rate”: The rate determined by Lender (rounded upward, if necessary, to the nearest 1/16 of 1%) equal to the offered rate (and not the bid rate) for deposits in U.S. Dollars of amounts comparable to the Euro-Dollar Rate Request Amount for the same period of time as the Interest Period selected by Borrower in the Euro-Dollar Rate Request, as set forth on the Euro-Dollar Reference Source at approximately 10:00 a.m. (Dallas, Texas time) on the first day of the applicable Interest Period.

“Interest Period”: The period during which interest at the Euro-Dollar Base Rate, determined as provided in this Note, shall be applicable to the applicable Euro-Dollar Rate Request Amount; provided however, that each such period shall be either one (1), thirty (30), sixty (60), ninety (90), one hundred eighty (180) or three hundred sixty (360) days (30 day increments), which shall be measured from the date specified by Borrower in each Euro-Dollar Rate Request for the commencement of the computation of interest at the Euro-Dollar Base Rate, to the numerically corresponding day in the calendar month in which such period terminates (or, if there be no numerical correspondent in such month, or if the date selected by Borrower for such commencement is the last Euro-Dollar Business Day of a calendar month, then the last Euro-Dollar Business Day of the calendar month in which such period terminates, or, if the numerically corresponding day is not a Euro-Dollar Business Day then the next succeeding Euro-Dollar Business Day, unless such next succeeding Euro-Business Day enters a new calendar month, in which case such period shall end on the next preceding Euro-Dollar Business Day); and in no event shall any such period be elected which extends beyond the Maturity Date.

“Loan”: The ONE HUNDRED TWENTY-FIVE MILLION DOLLAR ($125,000,000.00) loan evidenced hereby.

“Loan Agreement”: That certain Master Loan Agreement dated August 31, 2000 between the undersigned and the payee named herein, as amended from time to time.

“Maturity Date”: Is defined in the first paragraph of this Note and is the date on which this Note becomes due and payable in its entirety.

“Maximum Rate”: The lesser of (i) the maximum interest rate permitted under applicable law, or (ii) the per annum rate of thirty percent (30%).

“Principal Amount”: That portion of the Loan evidenced hereby as is from time to time outstanding.

“Regulation D”: Regulation D of the Board of Governors of the Federal Reserve System, as from time to time amended or supplemented.

“Regulation”: With respect to the charging and collecting of interest at the Euro-Dollar Base Rate, any United States federal, state or foreign laws, treaties, rules or regulations whether now in effect or hereinafter enacted or promulgated (including Regulation D) or any interpretations, directives or requests applying to a class of depository institutions including Payee or Lender under any United State federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof excluding any change the effect of which is determined by Lender to be reflected in a change in the Euro-Dollar Base Rate.

“Reserve Requirement”: The average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion U.S. Dollars against “Eurocurrency Liability”, as such quoted term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any regulatory change against (a) any category of liability which includes deposits by reference to which the Euro-Dollar Rate is to be determined as provided in this Note, or (b) any category of extensions of credit or other assets which includes loans the interest rate on which is determined on the basis of rates referred to in the definition of “Euro-Dollar Rate” set forth above.

If Borrower desires the application of the Euro-Dollar Base Rate, it shall submit a Euro-Dollar Rate Request to Lender. Such Euro-Dollar Rate Request shall specify the Interest Period and the Euro-Dollar Amount and shall be irrevocable, subject to Lender’s right to convert the rate of interest payable hereunder with respect to any Euro-Dollar Amount from the Euro-Dollar Base Rate to the Base Interest Rate as hereinafter provided. In the event that Borrower fails to submit a Euro-Dollar Rate Request with respect to an existing Euro-Dollar Amount not later than twelve o’clock noon (New York time) three (3) Euro-Dollar Business Days prior to the last day of the relevant Interest Period, then the applicable Euro-Dollar Amount shall bear interest, commencing at the end of such Interest Period, at the Base Interest Rate.

In no event shall Borrower have the right to have more than three (3) Interest Periods involving Euro-Dollar Amounts in effect at any one time, whether or not any portion of the Loan is then bearing interest at the Base Interest Rate.

Any portion of the Principal Amount to which the Euro-Dollar Base Rate is not (or cannot pursuant to the terms hereof be) applicable shall bear interest at the Base Interest Rate.

Borrower shall pay to Lender, promptly upon demand, such amounts as are necessary to compensate Lender for additional costs (“Additional Costs”) resulting from any Regulation which (i) subjects Lender to any tax, duty or other charge with respect to the Loan or this Note, or changes the basis of taxation of any amounts payable to Lender under the Loan or this Note (other than taxes imposed on the overall net income of Lender or of its applicable lending office by the jurisdiction in which Lender’s principal office or such applicable lending office is located), (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Lender, or (iii) imposes on Lender or on the interbank Euro-Dollar market any other conditions affecting the Loan or this Note, or any of such extensions of credit or liabilities. Lender will notify Borrower of any event which would entitle Lender to compensation pursuant to this paragraph as promptly as practicable after Lender obtains knowledge thereof and determines to request such compensation.

Without limiting the effect of the immediately preceding paragraph, in the event that, by reason of any Regulation, (i) Lender incurs Additional Costs based on or measured by the amount of (1) a category of deposits or other liabilities of Lender which include deposits by reference to which the Euro-Dollar Rate is determined as provided in this Note and/or (2) a category of extensions of credit or other assets of Lender which includes loans the interest on which is determined on the basis of rates referred to in the definition of “Euro-Dollar Rate” set forth above, (ii) Lender becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, or (iii) it shall be unlawful or impractical for Lender to make or maintain the Loan (or any portion thereof) at the Euro-Dollar Base Rate, then Lender’s obligation to make or maintain the Loan (or portions thereof) at the Euro-Dollar Base Rate (and Borrower’s right to request the same) shall be suspended and Lender shall give notice thereof to Borrower and, upon the giving of such notice, interest payable hereunder at the Euro-Dollar Base Rate shall be converted to the Base Interest Rate, unless Lender may lawfully continue to maintain the Loan (or any portion thereof) then bearing interest at the Euro-Dollar Base Rate to the end of the current Interest Period(s), at which time the interest rate shall convert to the Base Interest Rate. If subsequently Lender determines that such Regulation has ceased to be in effect, Lender will so advise Borrower and Borrower may convert the rate of interest payable hereunder with respect to those portions of the Principal Amount bearing interest at the Base Interest Rate to the Euro-Dollar Base Rate by submitting a Euro-Dollar Rate Request in respect thereof and otherwise complying with the provisions of this Note with respect thereto.

Determinations by Lender of the existence or effect of any Regulation on its costs of making or maintaining the Loan, or portions thereof, at the Euro-Dollar Base Rate, or on amounts receivable by it in respect thereof, and of the additional amounts required to compensate Lender with respect to Additional Costs and/or Assessments, shall be conclusive; provided, however, that such determinations are made without manifest error.

Anything herein to the contrary notwithstanding, if, at the time of or prior to the determination of the Euro-Dollar Base Rate in respect of any Euro-Dollar Rate Request Amount as herein provided, Lender determines (which determination shall be conclusive, provided that such determination is made on a reasonable basis, absent manifest error) that (i) by reason of circumstances affecting the interbank Euro-Dollar market generally, adequate and fair means do not or will not exist for determining the Euro-Dollar Base Rate applicable to an Interest Period, or (ii) the Euro-Dollar Rate, as determined by Lender, will not accurately reflect the cost to Lender of making or maintaining the Loan (or any portion thereof) at the Euro-Dollar Base Rate, then Lender shall give Borrower prompt notice thereof, and the applicable Euro-Dollar Rate Request Amount shall bear interest, or continue to bear interest, as the case may be, at the Base Interest Rate. If at any time subsequent to the giving of such notice Lender determines that because of a change in circumstances the Euro-Dollar Base Rate is again available to Borrower hereunder, Lender shall so advise Borrower and Borrower may convert the rate of interest payable hereunder from the Base Interest Rate to the Euro-Dollar Base Rate by submitting a Euro-Dollar Rate Request to Lender and otherwise complying with the provisions of this Note with respect thereto.

Borrower shall pay to Lender, immediately upon request and notwithstanding contrary provisions contained in the Mortgage (as hereafter defined) or other Loan Instruments, such amounts as shall, in the conclusive judgment of Lender reasonably exercised, compensate Lender for any loss, cost or expense incurred by it as a result of (i) any payment or prepayment, under any circumstances whatsoever, of any portion of the Principal Amount bearing interest at the Euro-Dollar Base Rate on a date other than the last day of an applicable Interest Period, (ii) the conversion, for any reason whatsoever, of the rate of interest payable hereunder from the Euro-Dollar Base Rate to the Base Interest Rate with respect to any portion of the Principal Amount then bearing interest at the Euro-Dollar Base Rate on a date other than the last day of an applicable Interest Period, (iii) the failure of all or a portion of an Disbursement, which was to have borne interest at the Euro-Dollar Base Rate pursuant to a Euro-Dollar Rate Request, to be made under the Loan Agreement, or (iv) the failure of Borrower to borrow in accordance with a Euro-Dollar Rate Request submitted by it to Lender, which amounts shall include, without limitation, lost profits.

Borrower shall have the right to prepay, in whole or in part, the Principal Amount of this Note accruing interest at the Base Interest Rate, without premium or penalty upon the payment of all accrued interest on the amount prepaid (and any interest which has accrued at the Default Rate and other sums that may be payable hereunder); provided, however, that any Euro-Dollar Amount may be prepaid only on the last day of the applicable Interest Period.

All payments of principal shall be credited first against principal amounts bearing interest at the Base Interest Rate and then toward the payment of Euro-Dollar Amounts. Payments of Euro-Dollar Amounts shall be applied in such manner as Borrower shall select; provided, however, that Borrower shall select Euro-Dollar Amounts to be repaid in a manner designed to minimize any losses incurred by virtue of such payment. If

Borrower shall fail to select the Euro-Dollar Amounts to which such payments are to be applied, or if an Event of Default has occurred and is continuing at the time of payment, then Lender shall be entitled to apply the payment to such Euro-Dollar Amounts in the manner it deems appropriate. Borrower shall compensate Lender for any losses incurred by virtue of any payment of those portions of the Loan accruing interest at the Euro-Dollar Base Rate prior to the last day of the relevant Interest Period, which compensation shall be determined in accordance with the provisions set forth in this Note, and any payment received pursuant to this paragraph shall be applied first to losses incurred by Lender by reason of such payment.

If a default shall occur under the Mortgage, interest on the Principal Amount shall, at the option of Lender, immediately and without notice to Borrower, be converted to the Base Interest Rate. The foregoing provision shall not be construed as a waiver by Lender of its right to pursue any other remedies available to it under the Mortgage or any other instrument evidencing or securing the Loan, nor shall it be construed to limit in any way the application of the Default Rate.

Borrower hereby agrees that it shall be bound by any agreement extending the time or modifying the above terms of payment, made by Lender and the owner of owners of the Property whether with or without notice to Borrower, and Borrower shall continue to be liable to pay the amount due hereunder, but with interest at a rate no greater than the Euro-Dollar Base Rate or the Base Interest Rate, as the case may be, according to the terms of any such agreement of extension or modification.

At the option of the holder hereof, the entire principal balance and accrued interest owing hereon shall, subject to applicable laws, at once become due and payable without notice or demand upon the occurrence at any time of any default under any of the Loan Instruments, including this Note (each, an “Event of Default”).

1.	(a) Default in the payment of any installment of principal due hereunder; (b) default in the payment of any installment of interest within ten (10) days of the first day of the month in which such installment is due; (c) default in the payment of any other amount due (other than principal or interest) hereunder which is not cured within fifteen (15) days of written notice thereof; or (d) default in the performance of any of the covenants or provisions hereunder which is not cured within thirty (30) days of written notice thereof.

2.	Subject to applicable cure periods, if any, set forth in the Loan Agreement (as defined below), the liquidation, termination, dissolution or (if any of the undersigned is a natural person) the death of any of the undersigned or any guarantor hereof.

3.	Subject to applicable cure periods, if any, set forth in the Loan Agreement (as defined below), the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise.

4.	Default in the payment of any other indebtedness due the holder hereof, or default in the performance of any other obligation to the holder hereof by the undersigned or any other party liable for the payment hereof, whether as endorser, guarantor, surety or otherwise currently existing or incurred in the future, it being reasonably contemplated by the undersigned that it may incur additional indebtedness owing to the holder hereof, from time to time, subsequent to the date hereof.

5.	As Section 7.6 of the Mortgage (defined below) provides: “Title to all or any part of the Mortgaged Property (other than obsolete or worn Personal Property replaced by adequate substitutes of equal or greater value than the replaced items when new) shall become vested in any party other than Trustor, whether by operation of law or otherwise, except as permitted under the release provisions of this Deed of Trust”.

6.	Under any of the Loan Instruments, an Event of Default or default (as defined in that document) occurs.

7.	Notwithstanding any other provision, if Lender determines in its reasonable judgment that the default complained of, other than a default for the payment of monies, cannot be cured within the period requiring curing as specified in Lender’s written notice of default, then the default shall be deemed to be cured if Borrower within the notice period shall have commenced the curing of the default and shall thereafter diligently prosecute the same to completion. If in Lender’s reasonable judgment Borrower fails to diligently prosecute the curing of the default or Lender determines that such default is incurable, then this default shall constitute an Event of Default.

The failure to exercise the option to accelerate the maturity of this Note upon the happening of any one or more of the Events of Default hereunder shall not constitute a waiver of the right of the holder hereof to exercise the same or any other option at that time or at any subsequent time with respect to such uncured default or any other event of uncured default hereunder or under any other of the Loan Instruments. The remedies of the holder hereof, as provided in this Note and in any other of the Loan Instruments, shall be cumulative and concurrent and may be pursued separately, successively or together, as often as occasion therefor shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the rights of the holder to exercise the foregoing option or any other option granted to the holder hereof or in any other of the Loan Instruments, at that time or at any subsequent time, or nullify any prior exercise of any such option. The acceptance by holder of any payment under this Note after the date that such payment is due shall not constitute a waiver of the right to require prompt payment when due of future or succeeding payments or to declare a default as herein provided for any failure to so pay. The acceptance by holder of the payment of a portion of any installment at any time that such installment is due and payable in its entirety shall neither cure nor excuse the default caused by the failure to pay the whole of such installment and shall not constitute a waiver of holder’s right to require full payment when due of all future or succeeding installments.

After any Event of Default or upon maturity, if permitted by applicable law, principal and past-due interest shall bear interest at the lesser of the Applicable Rate plus five percent (5%) per annum or the maximum amount permitted by applicable law (the “Default Rate”). The undersigned acknowledges that late payment to holder of any sums due hereunder will cause holder to incur costs not contemplated hereunder, the exact amount of which will be impracticable or extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment, payment or any other sum due from the undersigned shall not be received by holder or holder’s designee within ten (10) calendar days after it is due, the undersigned shall then pay to holder a late payment charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs holder will incur by reason of late payment. This provision shall not, however, be construed as extending the time for payment of any amount hereunder, and the acceptance of such late charge by holder shall in no event constitute a waiver of the undersigned’s default with respect to such overdue amount nor prevent holder from exercising any of the other rights and remedies with respect to such default.

The undersigned and all other parties now or hereafter liable for the payment hereof, whether as endorser, guarantor, surety or otherwise, severally waive demand, presentment, notice of dishonor, notice of intention to accelerate the indebtedness evidenced hereby, diligence in collecting, grace, notice and protest, and consent to all extensions which from time to time may be granted by the holder hereof and to all partial payments hereon, whether before or after maturity.

If this Note is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, the undersigned agrees to pay all costs of collections, including but not limited to reasonable attorneys’ fees, incurred by the holder hereof.

This Note is executed pursuant to the Loan Agreement, which Loan Agreement contains provisions for acceleration of the maturity hereof upon the happening of certain events, and all Disbursements made hereunder shall be made pursuant to the Loan Agreement. This Note is secured by one or more Construction Deeds of Trust (With Security Agreement, Fixture Filing and Assignment of Rents and Leases) (collectively, the “Mortgage” or “Deed of Trust”) covering certain property more particularly described in such Mortgage. The proceeds of this Note are to be used for business, commercial, investment or other similar purposes and no portion thereof will be used for personal, family or household use.

All agreements between the undersigned and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the holder hereof exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the holder hereof in excess of the maximum lawful amount, the interest payable to the holder hereof shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the undersigned. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned and the holder hereof.

The undersigned acknowledges and agrees that the holder hereof may, from time to time, sell or offer to sell interests in the Loan evidenced by this Note as secured by the Mortgage to one or more participants. The undersigned authorizes the holder hereof to disseminate any information it has pertaining to the Loan, including, without limitation, complete and current credit information on the undersigned, any of its principals and any guarantor of this Note, to any such participant or prospective participant.

This Note may be prepaid in whole or in part, at any time, without premium or penalty. All payments on the indebtedness evidenced hereby, other than regularly scheduled payments, shall be applied to such indebtedness in such order and manner as the holder hereof may elect in its sole discretion.

This Note amends, restates, and supersedes in its entirety a certain Amended and Restated Revolving Promissory Note dated May 29, 2002 executed by the undersigned in favor of the payee named herein in the principal amount of SEVENTY-FIVE MILLION DOLLARS ($75,000,000.00), and shall constitute a renewal thereof for purposes of the Mortgage and otherwise, and all obligations of the undersigned under this Note shall continue to be secured in full under the Mortgage.

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EXCEPT WHERE FEDERAL LAW IS APPLICABLE (INCLUDING, WITHOUT LIMITATION, ANY FEDERAL USURY CEILING OR OTHER FEDERAL LAW WHICH, FROM TIME TO TIME, IS APPLICABLE TO THE INDEBTEDNESS EVIDENCED HEREIN AND PREEMPTS STATE USURY LAWS), THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

BORROWER:

WILLIAM LYON HOMES, INC.,

a California corporation

By:	/s/ MICHAEL D. GRUBBS
Name: Title:	Michael D. Grubbs Senior Vice President and Chief Financial Officer

By:	/s/ RICHARD S. ROBINSON
Name: Title:	Richard S. Robinson Senior Vice President

William Lyon Homes, Inc.

Loan No. 906-0100

EXHIBIT “B”

AGREEMENT FOR SIXTH MODIFICATION OF DEEDS OF TRUST AND OTHER LOAN INSTRUMENTS

(Other Conditions to Modifications)

1.	Legal Fees. Borrower shall pay all legal fees and costs incurred by Lender in connection with the preparation and negotiation of this Sixth Modification.

2.	Title Endorsements/Recording Fees. Borrower shall pay all title charges and recording fees and costs incurred by Lender in connection with the requirements of Paragraphs 2(a) and 2(b) of this Sixth Modification.

3.	Consent of Guarantor(s). Guarantors of the Loan shall execute and deliver the attached Consent of Guarantor to Lender and the attached Consent to the Sixth Memorandum hereof described in Paragraph 2(b) of this Sixth Modification (suitable for recording).

4.	Consent of Junior Lienholder(s). If indicated on the attached Exhibit “C” or otherwise required by Lender, Junior Lienholders shall execute and deliver the attached Consent of Junior Lienholder and the attached Consent to the Sixth Memorandum hereof described in Paragraph 2(b) of this Sixth Modification (suitable for recording).

5.	Fees. Borrower shall pay to Lender the following non-refundable extension fees as a condition precedent to the effectiveness of this Sixth Modification, which fees shall not be applicable to payment of principal or interest due under the Note, or otherwise, and shall be retained by Lender in all events, payable upon execution of this Sixth Modification as follows:

(i)	Facility Fee. THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000.00) for renewal of the Loan, as increased pursuant to this Sixth Modification, subject to a credit in the amount of TWO HUNDRED EIGHTEEN THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($218,750.00) remitted to Lender by Borrower as of the effective date hereof.

6.	Execution of Third Amended and Restated Revolving Promissory Note. Borrower shall execute and deliver to Lender a Third Amended and Restated Revolving Promissory Note in favor or Lender, in the form attached to this Sixth Modification as Exhibit “A-1”, providing for a maximum stated principal amount of ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000.00).

7.	Corporate Resolution. Borrower shall execute and deliver to Lender a Corporate Resolution providing for the execution of the Amended and Restated Revolving Promissory Note.

8.	Environmental Indemnities. Borrower shall execute and deliver to Lender Amended and Restated Environmental Indemnities of even date herewith, executed by William Lyon Homes, Inc., and William Lyon Homes.

9.	Guaranty Agreement. Borrower shall execute and deliver to Lender an Amended and Restated Guaranty Agreement of even date herewith, executed by William Lyon Homes.

William Lyon Homes, Inc.

Loan No. 906-0100

EXHIBIT “C”

AGREEMENT FOR SIXTH MODIFICATION OF DEEDS OF TRUST AND OTHER LOAN INSTRUMENTS

(Consents to Modifications)

CONSENT OF GUARANTOR

The undersigned Guarantor confirms its guaranties of Borrower’s obligations to, and indemnities in favor of, Lender under the Loan Agreement and the other Loan Instruments referenced in, and as modified by the foregoing Sixth Modification and Sixth Memorandum described therein, and consents to and accepts the foregoing modifications.

GUARANTOR:	WILLIAM LYON HOMES, a Delaware corporation

	By:	/s/ MICHAEL D. GRUBBS
	Name: Title:	Michael D. Grubbs Senior Vice President and Chief Financial Officer

By:	/s/ RICHARD S. ROBINSON
Name: Title:	Richard S. Robinson Senior Vice President

William Lyon Homes, Inc.

Loan No. 906-0100

EXHIBIT “C”

AGREEMENT FOR SIXTH MODIFICATION OF DEEDS OF TRUST AND OTHER LOAN INSTRUMENTS

(Consents to Modifications)

CONSENT OF JUNIOR LIENHOLDER

The undersigned is the holder of an obligation secured by a lien (the “Junior Lienholder”) against the same property, which secures, in a senior priority position, Borrower’s obligations to Lender under the Loan Agreement and the other Loan Instruments. The undersigned consents to and accepts the modifications set forth in the foregoing Sixth Memorandum and the Sixth Modification described therein, and agrees that, notwithstanding such modifications, the undersigned’s lien shall be and remain junior and subordinate to the lien of Lender to secure Borrower’s obligations, as modified herein, to the extent provided in and subject to all of the terms of the following Subordination Agreements, which Agreements remain in effect:

A) Ambridge @ Quail Hill: i) (1103) dated June 13, 2003 and recorded in the Official Records of Orange County, California on July 11, 2003 as Instrument No. 2003-000819536; and ii) (1117) dated October 7, 2003 and recorded in the Official Records of Orange County, California on October 23, 2003 as Instrument No. 2003-001308789.

B) Linden @ Quail Hill: i) (1083) dated June 7, 2002 and recorded in the Official Records of Orange County, California on June 20, 2002, as Instrument No. 2002-0519878; ii) (1088) dated December 13, 2002 and recorded in the Official Records of Orange County, California on December 19, 2002 as Instrument No. 2002-001166164; iii) (1093) dated March 10, 2003 and recorded in the Official Records of Orange County, California on March 20, 2003 as Instrument No. 2003-000302731; iv) (1104) dated May 28, 2003 and recorded in the Official Records of Orange County, California on June 12, 2003 as Instrument No. 2003-000684759; and v) (1107) dated June 18, 2003 and recorded in the Official Records of Orange County, California on July 2, 2003 as Instrument No. 2003-000781410.

IRVINE COMMUNITY DEVELOPMENT COMPANY LLC, a Delaware limited liability company

By:	/s/ CYNTHIA R. DAILY
Name: Title:	Cynthia R. Daily Senior Director

By:	/s/ NICHOLAS A. REICHERT
Name: Title:	Nicholas A. Reichert Assistant Secretary

William Lyon Homes, Inc.

Loan No. 906-0100

EXHIBIT “C”

AGREEMENT FOR SIXTH MODIFICATION OF DEEDS OF TRUST AND OTHER LOAN INSTRUMENTS

(Consents to Modifications)

CONSENT OF JUNIOR LIENHOLDER

The undersigned is the holder of an obligation secured by a lien (the “Junior Lienholder”) against the same property, which secures, in a senior priority position, Borrower’s obligations to Lender under the Loan Agreement and the other Loan Instruments. The undersigned consents to and accepts the modifications set forth in the foregoing Sixth Memorandum and the Sixth Modification described therein, and agrees that, notwithstanding such modifications, the undersigned’s lien shall be and remain junior and subordinate to the lien of Lender to secure Borrower’s obligations, as modified herein, to the extent provided in and subject to all of the terms of the following Subordination Agreements, which Agreements remain in effect:

A) The Shores at Victoria By the Bay: i) (1084) dated October 16, 2002 and recorded in the Official Records of Contra Costa County, California on October 29, 2002, as Instrument No. 2002-0395912-00; ii) (1089) dated July 3, 2003 and recorded in the Official Records of Contra Costa County, California on January 7, 2003 as Instrument No. 2003-0008163-00; and iii) (1105) dated June 3, 2003 and recorded in the Official Records of Contra Costa County, California on June 13, 2003 as Series No. 2003-278107.

B) The Bluffs at Victoria By the Bay: i) (1089) dated January 3, 2003 and recorded in the Official Records of Contra Costa County, California on January 7, 2003 as Instrument No. 2003-0008162-00.

HERCULES VICTORIA, LLC, a Delaware limited liability company

By:	CATELLUS RESIDENTIAL GROUP, INC., a California corporation
Its:	Manager

By:	/S/ TOM MARSHALL
Name: Title:	Tom Marshall Senior Vice President